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                                  EXHIBIT 23

                           Consent of Ernst & Young





                                  EXHIBIT 23
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                                  EXHIBIT 23
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                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statements on (Form S-8 No. 33-15481) pertaining to the 1986 Incentive Stock Plan of Aztec Manufacturing Co., (Form S-8 No. 33-30993) pertaining to the 1998 Nonstatutory Stock Option Plan of Aztec Manufacturing Co., (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of Aztec Manufacturing Co., (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of Aztec Manufacturing Co., (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan and Trust of Aztec Manufacturing Co., and (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of Aztec Manufacturing Co. of our report dated March 31, 2000, with respect to the consolidated financial statements and schedule of Aztec Manufacturing Co., included in the Annual Report (Form 10-K) for the year ended February 29, 2000.



Fort Worth, Texas
May 24, 2000


                                  EXHIBIT 23
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